                 AMENDMENT NO. 1 TO FINANCING AGREEMENTS


                                  March 5, 1997


 Congress Financial Corporation (New England)
 One Post Office Square
 Boston, Massachusetts 02109

 Gentlemen:

    Congress Financial Corporation (New England) ("Lender") and Grossman's Inc. ("Borrower"), have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated May 6, 1996, between Lender and Borrower, (as amended, the "Loan Agreement"; and together with agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements").

    Borrower has requested (i) certain amendments to the Financing Agreements and (ii) that Lender forbear from exercising its rights as a result of certain Events of Default that have occurred and are continuing, and Lender is willing to agree to such amendments and to forbear from exercising its rights and remedies with respect to such Events of Default, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments.

    In consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

    1.   Definitions.

         (a) Additional Definitions. As used herein and in the other Financing Agreements, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include each of the following definitions:

              (i)     "Additional Premises" shall mean the
 real property owned by GRS Realty and listed on Exhibit A annexed hereto plus all fixtures thereon.

              (ii) "Existing Credit Facility" shall mean the aggregate amount of the Revolving Loans and Letter of Credit Accommodation from time to time available to Borrower pursuant to the Lending Formulas as calculated by Lender.

              (iii)   "Existing Defaults" shall mean the
 Events of Default that have occurred and which are described in the letter dated February 13, 1997 addressed to Borrower from Lender, a copy of which is attached hereto as Exhibit B.

              (iv)    "Forbearance Termination Date" shall
 have the meaning ascribed to such term in paragraph 6(a) hereof.

              (v)     "GDI" shall mean GDI Company, Inc., an
 Oregon corporation, and its successors and assigns.

              (vi)    "GDI Agreements" shall mean the Loan
 Agreement, dated on or about the date hereof, between GDI, as lender, and GDI's Borrowers, as borrowers, together with all notes, guaranties, mortgages, deeds of trust, security agreements, and other agreements, documents and instruments to which any GDI's Borrowers are a party executed or delivered at any time pursuant thereto or in connection therewith, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

              (vii)   "GDI's Borrowers" shall mean Borrower,
 GRS Realty and GRS Holding Company, Inc.

              (viii)  "GRS Realty" shall mean GRS Realty
 Company, Inc., a Delaware corporation, and its successors and assigns.

              (ix)    "Junior Participation Agreement" shall
 mean the Junior Participation Agreement, dated of even date herewith, between R & R and Lender.

              (x)     "Lending Formulas" shall mean the
 lending formulas set forth in Sections 2.1(a)(i) and (ii) and
 Section 2.2 of the Loan Agreement, without giving effect to this Amendment and the Supplemental Credit Facility, as the same now exist or may hereafter be adjusted by Lender pursuant to the Loan Agreement.

              (xi)    " R & R" shall mean R & R Vista, a
 general partnership organized under the laws of the state of Oregon, and its successors and assigns.

              (xii) "Standby Letter of Credit" shall mean the Irrevocable Standby Letter of Credit, dated of even date herewith, issued by Wells Fargo Bank for the account of R & R and for the benefit of Lender in the original face amount of $10,000,000.

              (xiii)  "Supplemental Credit Facility" shall
 have the meaning ascribed to such term in paragraph 8(a) hereof.

              (xiv)   "Supplemental Credit Facility
 Termination Date" shall mean the earlier of (A) the date on which Lender elects to cease making loans or extending Letter of Credit Accommodations pursuant to Section 10.2(d) of the Loan Agreement, subject to Section 6 hereof, or (B) the termination of the Junior Participation Agreement, or (C) March 5, 1998.

              (xv)    "Supplemental Obligations" shall mean
 all Obligations now and hereafter owed by Borrower to Lender pursuant to the Supplemental Credit Facility, including, but not limited to, principal, interest, fees, costs, expenses and other charges with respect thereto.

         (b)  Interpretation.  For purposes of this
 Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

    2. Acknowledgment of Obligations. Each of Borrower and Guarantors hereby acknowledges, confirms and agrees that as of the close of business on March 4, 1997, Borrower is indebted to Lender in respect of the Revolving Loans in the principal amount of $12,667,010. All such Loans, together with interest accrued and accruing thereon, and costs, expenses and other charges now or hereafter payable by Borrower to Lender, are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever. Each of Guarantors acknowledges, confirms and agrees that the obligations, liabilities and indebtedness of each of them to Lender for the payment and performance of the Obligations pursuant to their respective guarantees are unconditionally owing to Lender without offset, defense or counterclaim of any kind, nature or description whatsoever.

    3. Acknowledgment of Security Interests. Each of Borrower and Guarantors hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral heretofore granted to Lender pursuant to the Financing Agreements or otherwise granted to or held by Lender.

    4. Binding Effect of Documents. Each of Borrower and Guarantors hereby acknowledges, confirms and agrees that:
 (a) each of the Financing Agreements to which it is a party has been duly executed and delivered to Lender by Borrower or Guarantors, as the case may be, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower or Guarantors contained in such documents constitute the legal, valid and binding obligations of Borrower or Guarantors, as the case may be, enforceable against it in accordance with their respective terms and Borrower and Guarantors have no valid defense to the enforcement of such obligations, and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements.

    5. Acknowledgment of Default. Each of Borrower and Guarantors hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Lender to exercise its rights and remedies under the Financing Agreements, applicable law or otherwise. Lender has not waived, presently does not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver. Each of Borrowers and Guarantors hereby acknowledges and agrees that Lender has the right to declare the Obligations to be immediately due and payable under the terms of the Financing Agreements.

    6.   Forbearance.

         (a)  In reliance upon the representations,
 warranties and covenants of Borrower and Guarantors contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender agrees to forbear from exercising its rights and remedies under the Financing Agreements, applicable law or otherwise, with respect to the Existing Defaults until the earliest of the following dates (the earliest of such dates being referred to herein as the "Forbearance Termination Date"):

              (i)     the ninety-first (91st) day after the
 date hereof,

              (ii)     the occurrence of any Draw Event (as
 such term is defined in the Junior Participation Agreement), or

              (iii)   the date of the occurrence of any Event
 of Default, other than (A) the Existing Defaults, (B) the Existing Defaults of a continuing nature, or (C) the calling of a meeting of creditors of Borrower,

         (b) Upon the Forbearance Termination Date, the agreement of Lender to forbear shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit Lender to exercise such rights and remedies immediately, including, but not limited to, (i) ceasing to make any further Loans or provide any further Letter of Credit Accommodations and (ii) the acceleration of the Obligations; in either case without any further notice, passage of time or forbearance of any kind.

         (c) Each of Borrower and Guarantors agrees that at any time on or after the Forbearance Termination Date, Lender shall have the right to terminate any provision of the Loan Agreement relating to future Loans or Letter of Credit Accommodations by Lender to Borrower. No termination of the Loan Agreement or any provision thereof shall relieve or discharge any of Borrower or Guarantors of their duties, covenants and obligations under the Loan Agreement and the other Financing Agreements until all Obligations have been finally paid in full.

    7.   No Other Waivers; Reservation of Rights.

         (a) Lender has not waived, is not by this Agreement waiving, and has no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and except as expressly set forth in Section 6 hereof, Lender has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than the Existing Defaults), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

         (b) Subject to Section 6 above, Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Agreement and the other Financing Agreements as a result of any Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

    8.   Supplemental Loans.

         (a) In addition to the Existing Credit Facility, subject to the terms and conditions of the Loan Agreement other than the Lending Formulas, Lender shall make additional Revolving Loans and extend additional Letter of Credit Accommodations in such amounts as Borrower may request in an aggregate amount outstanding at any time of up to the aggregate amount of (the "Supplemental Credit Facility"): (i) the outstanding and undrawn face amount of the Standby Letter of Credit or (ii) the aggregate outstanding amount of the Junior Participation.

         (b) Except in Lender's discretion, Borrower shall not have any right to obtain any Loans and Letter of Credit Accommodations pursuant to the Supplemental Credit Facility at any time on or after the Supplemental Credit Facility Termination Date. The Supplemental Obligations shall be secured by all Collateral.

         (c)  All outstanding and unpaid Supplemental
 Obligations shall automatically, without notice or demand, be absolutely and unconditionally due and payable and Borrower shall pay to Lender in cash or other immediately available funds all such Supplemental Obligations on the earlier of the Supplemental Credit Facility Termination Date or the occurrence of an Event of Default.

         (d)  The outstanding amount of the Supplemental
 Obligations shall be included in the "Obligations" as defined in the Loan Agreement.

    9. Lending Formulas. Lender hereby agrees not to change the Lending Formulas in effect under the Loan Agreement as of the effective date hereof for a period of sixty (60) days from the effective date hereof, provided, that, no Draw Event (as such term is defined in the Junior Participation Agreement) has occurred.

    10. Availability Reserves. Notwithstanding anything to the contrary contained in the Loan Agreement, and subject to Lender's continuing right to establish and revise Availability Reserves pursuant thereto, Lender hereby agrees to provide Borrower with two (2) days' prior written notice of the establishment of and/or the revision to any Availability Reserve at any time prior to the sixty-first (61st) day from the date hereof.

    11.  Interest Rate.

         (a) Section 1.38 of the Loan agreement is hereby amended as follows:

              (i)     all references to "one (1.00%) percent"
 shall be deleted in their entirety and replaced with "one and one-half (1.50%) percent";

              (ii)    all references to "two and three-
 quarters (2.75%) percent" shall be deleted in their entirety and replaced with "three and one-quarter (3.25%) percent";

              (iii)   all references to "three (3%) percent"
 shall be deleted in their entirety and replaced with "three and one-half (3.5%) percent".

         (b) Notwithstanding anything to the contrary contained in paragraph 10(a) above, Borrower shall pay to Lender interest on the Supplemental Obligations at a rate of one (1.00%) percent per annum in excess of the Prime Rate.

    12.  Permitted Indebtedness.  Section 9.9 of the Loan
 Agreement is hereby amended by adding the following new subsection (h) at the end thereof:

              "(h) obligations or indebtedness arising under the GDI Agreements (as in effect on the date hereof); provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness evidenced by the GDI Agreements (as in effect from the date hereof) and repayments of such indebtedness out of the proceeds of any collateral pledged by GRS Realty to secure such indebtedness, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto in any manner which would be less favorable to Borrower than with respect to the terms and conditions thereof as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be."

    13.  Permitted Encumbrances.  Section 9.8 of the Loan
 Agreement is hereby amended by adding the following new subsection (h) at the end thereof:

              "(h) liens and security interests in all of the real property owned by GRS Realty pursuant to the GDI Agreements."

    14. Supplemental Loan and Forbearance Fee. In consideration of the amendments and forbearance set forth herein, Borrower shall pay to Lender, or Lender at its option shall charge the account of Borrower maintained by Lender, a supplemental loan and forbearance fee in the amount of $10,000, which fee is fully earned and payable as of the date hereof.

    15.  Representations, Warranties and Covenants.

         (a) Borrower hereby agrees to cause GRS Realty, and GRS Realty hereby agrees, to deliver to Lender, in form and substance satisfactory to Lender, within ten (10) days from the date hereof, a limited guarantee of payment by GRS Realty of all Obligations secured by the Additional Premises as described in the mortgages and/or deeds of trust executed by GRS Realty in favor of Lender in form and substance satisfactory to Lender.

         (b) Borrower hereby agrees to cause GDI, and GDI hereby agrees, to deliver to Lender, in form and substance satisfactory to Lender, within ten (10) days from the date hereof, mortgagee waivers executed by GDI in favor of Lender with respect to the real property owned by GRS Realty and pledged to GDI.

         (c) Borrower hereby agrees to deliver to Lender, in form and substance satisfactory to Lender, within ten (10) days from the date hereof, a promissory note in the original principal amount of $10,000,000 executed by Borrower in favor of Lender.

         (d) In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender that this Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. These representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements.

    16. Conditions Precedent. The effectiveness of the other terms and provisions contained herein shall only become effective upon the satisfaction of the following additional conditions precedent:

         (a) Lender shall have received an original of this Amendment, duly authorized, executed and delivered by Borrower and consented to by each of the guarantors of the Obligations and GDI and R & R;

         (b) Lender shall have received an original of the Junior Participation Agreement, duly authorized, executed and delivered by R & R;

         (c)  Lender shall have received the original Standby
 Letter of Credit; and

         (d) Lender shall have received true, correct and complete copies of the GDI Agreements, duly authorized, executed and delivered by the parties thereto.

    17. Effect of this Amendment. Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. Lender has not waived and is not by this Amendment waiving and has no intention of waiving, any Event of Default which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the terms of the Financing Agreements as a result of any Event of Default which may have occurred prior to the date hereof, or is continuing on the date hereof or any Event of Default which may occur after the date hereof, subject to the forbearance of rights and remedies described in Section 6 hereof with respect to the Existing Defaults.

     18. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be requested by Lender to effectuate the provisions and purposes of this Amendment.

     19. Governing Law. The validity, construction and effect of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     20. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     21. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                                   Very truly yours,

                                   GROSSMAN'S INC.

                                   By:_______________________

                                   Title:____________________

AGREED:

CONGRESS FINANCIAL CORPORATION
 (NEW ENGLAND)

By: __________________________

Title: _______________________


                    [SIGNATURES CONTINUE ON NEXT PAGE]




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                 [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



CONSENTED TO:

R & R VISTA

By: _________________________

Title: ______________________


GDI COMPANY, INC.

By: __________________________

Title: _______________________

GRS REALTY COMPANY, INC.

By: _________________________

Title: ______________________


BACON STREET, INC.
CONTRACTORS' WAREHOUSE, INC.
EVANS FINANCIAL CORPORATION
P.D.I., INC.

By: _________________________

Title: ______________________

                                EXHIBIT A

                         Pledged GRS Properties



     North Highland, CA (Sacramento)

     Framingham, MA

     Malden, MA

                                EXHIBIT B

                            Existing Defaults


                        [See letter annexed hereto]